Exhibit 99.1

NV5 ANNOUNCES STRONG THIRD QUARTER 2018 RESULTS

AND RAISES 2018 GUIDANCE

Hollywood, FL – November 7, 2018 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the third quarter ended September 29, 2018.

Third Quarter 2018 Financial Highlights

●	Total Revenues for the quarter were $105.5 million, an increase of 14% year-over-year. Gross Revenues – GAAP for the quarter were $104.2 million, an increase of 14% year-over-year.
●	Net Revenues for the quarter were $84.4 million, an increase of 13% year-over-year.
●	Organic growth for the quarter was 8%, an increase of 100% compared to the third quarter of 2017.
●	EBITDA for the quarter was $14.0 million, or 17% of Net Revenues, an increase of 10% from $12.7 million or 17% of Net Revenues in the third quarter of 2017.
●	Net income for the quarter was $7.3 million, an increase of 23% from $5.9 million in the third quarter of 2017.
●	Adjusted EPS for the quarter was $0.82 per diluted share, an increase of 9% from $0.75 per diluted share in the third quarter of 2017.
●	GAAP EPS for the quarter was $0.62 per diluted share over 11.7 million shares, an increase of 13% from $0.55 per diluted share over 10.8 million shares in the third quarter of 2017.
●	Backlog was $342.3 million as of September 29, 2018 compared to $274.5 million as of September 30, 2017.

“We are pleased to announce another quarter of strong continued organic growth in revenues and earnings in the third quarter of 2018,” said Dickerson Wright, PE, Chairman and CEO of NV5. “We once again saw growth in all of our service verticals, and we are enthusiastic about the strategic investments we are making to further grow our infrastructure and energy business throughout the United States. The flat and dynamic organization we have in place allows us to provide maximum support and the highest level of service to our clients, and we are grateful to our employees and shareholders who continue to contribute to NV5’s success.”

Operating Results

Total Revenues for the third quarter of 2018 were $105.5 million, an increase of 14% from the third quarter of 2017. Total Revenues include intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the third quarter of 2018 were $104.2 million, a 14% increase from the third quarter of 2017. Net Revenues for the third quarter of 2018 were $84.4 million, an increase of 13% from the third quarter of 2017.

EBITDA for the third quarter of 2018 was $14.0 million or 17% of Net Revenues, an increase of 10% from $12.7 million or 17.0% of Net Revenues for the third quarter of last year.

Adjusted EPS for the third quarter of 2018 was $0.82 per diluted share versus $0.75 per diluted share in the third quarter of 2017. Net income for the third quarter of 2018 was $7.3 million, resulting in GAAP EPS of $0.62 per diluted share, compared to net income of $5.9 million, or $0.55 per diluted share in the third quarter of 2017.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 11,701,394 for the third quarter of 2018, compared to weighted-average shares outstanding of 10,785,630 for the third quarter of 2017. The increase in the weighted-average shares outstanding reflects the issuance of 1,270,000 shares of common stock related to a secondary offering during the third quarter of 2018.

At September 29, 2018, the Company reported a twelve-month backlog of $342.3 million, compared to $274.5 million as of September 30, 2017.

Nine Months Ended September 29, 2018 Financial Highlights

●

Total Revenues for the first nine months of 2018 were $306.0 million, an increase of 26% from the first nine months of 2017. Gross Revenues – GAAP were $302.7 million in the first nine months of 2018, an increase of 27% from the first nine months of 2017.

●	Net Revenues were $245.8 million in the first nine months of 2018, an increase of 26% from the first nine months of 2017.
●	Organic growth for the first nine months of 2018 was 10%, an increase of 150% compared to the first nine months of 2017.
●	EBITDA for the first nine months of 2018 was $37.3 million, or 15% of Net Revenues, an increase of 34% from $27.9 million or 14% of Net Revenues for the first nine months of 2017.
●	Net income was $19.2 million, an increase of 54% from $12.5 million in the first nine months of 2017.
●	Adjusted EPS was $2.33 per diluted share, an increase of 40% from $1.67 per diluted share in the first nine months of 2017.
●	GAAP EPS was $1.71 per diluted share over 11.2 million shares, an increase of 47% compared to $1.16 per diluted share over 10.7 million shares in the first nine months of 2017.
●	Cash flows from operating activities for the first nine months of 2018 were $17.6 million compared to cash flows of $5.7 million for the first nine months of 2017.

Total Revenues for the nine months ended September 29, 2018 were $306.0 million, a 26% increase from the first nine months of 2017. Total Revenues include intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the nine months ended September 29, 2018 were $302.7 million, a 27% increase from the first nine months of 2017. Net Revenues for the nine months ended September 29, 2018 were $245.8 million, an increase of 26% from 2017.

EBITDA for the nine months ended September 29, 2018 was $37.3 million, or 15% of Net Revenues, an increase of 34% from $27.9 million, or 14% of Net Revenues for the same period in 2017.

Adjusted EPS for the nine months ended September 29, 2018 was $2.33 per diluted share versus $1.67 per diluted share in the nine months of 2017. Net income for the nine months ended September 29, 2018 was $19.2 million, resulting in GAAP EPS of $1.71 per diluted share, compared to net income of $12.5 million, or $1.16 per diluted share in the nine months ended September 30, 2017.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 11,205,748 for the nine months ended September 29, 2018, compared to weighted-average shares outstanding of 10,744,619 for the first nine months of 2017. The increase in the weighted-average shares outstanding reflects the issuance of 1,270,000 shares of common stock related to a secondary offering during the third quarter of 2018.

Cash flows from operating activities for the first nine months of 2018 were $17.6 million compared to cash flows of $5.7 million for the first nine months of 2017. At September 29, 2018, our cash and cash equivalents were $56.2 million compared to $18.8 million as of December 30, 2017. The increase in cash and cash equivalents reflects net proceeds of $93.5 million from the secondary offering in the third quarter of 2018 partially offset by repayments of long-term debt of $43.9 million.

2018 Outlook

The Company is raising its guidance for Full Year 2018 Gross Revenues, Net Revenues, Adjusted EPS and GAAP EPS, including the impact of acquisitions closed through November 2, 2018. The Company expects Gross Revenues to range from $415 million to $430 million, which represents an increase of 25% to 29% from 2017 Gross Revenues of $333 million. Net Revenues are expected to range from $332 million to $344 million, which represents an increase of 24% to 28% from 2017 Net Revenues of $268 million. The Company expects Full Year 2018 Adjusted EPS to range from $3.23 per share to $3.43 per share, an increase of 36% to 45% from Full Year 2017 Adjusted EPS. Furthermore, the Company expects Full Year 2018 GAAP EPS to range from $2.39 per share to $2.59 per share. This guidance for Gross Revenues, Net Revenues, Adjusted EPS and GAAP EPS excludes anticipated acquisitions for the remainder of 2018.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminate intercompany revenues where the Company performed the service in lieu of using a third-party sub-consultant. Therefore, the Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provide a meaningful perspective on its business results. A reconciliation of Gross Revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS as reported in accordance with GAAP to Adjusted EPS is provided at the end of this news release.

NV5’s definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, net income and diluted earnings per share.

Conference Call

NV5 will host a conference call to discuss its third quarter 2018 financial results at 4:30 p.m. (Eastern Time) on November 7, 2018.

Date:	Wednesday, November 7, 2018
Time:	4:30 p.m. Eastern
Toll-free dial-in number:	+1 844-348-6875
International dial-in number:	+1 509-844-0152
Conference ID:	6468056
Webcast:	http://ir.nv5.com

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions ranked #45 in the Engineering News Record Top 500 Design Firms list. NV5 serves public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure engineering and support services, energy, program management, and environmental solutions. The Company operates out of more than 100 locations nationwide and abroad in Macau, Hong Kong, and the UAE. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this press release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact

NV5 Global, Inc.

Jenna Carrick

Investor Relations Manager

Tel: +1-916-641-9124

Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	September 29, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$56,202	$18,751
Billed receivables, net	85,835	70,686
Unbilled receivables, net	43,638	39,401
Prepaid expenses and other current assets	2,504	2,555
Total current assets	188,179	131,393
Property and equipment, net	10,684	8,731
Intangible assets, net	75,971	65,754
Goodwill	114,054	98,899
Other assets	1,259	1,003
Total Assets	$390,147	$305,780

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,638	$18,373
Accrued liabilities	19,602	18,994
Income taxes payable	-	6,102
Billings in excess of costs and estimated earnings on uncompleted contracts	1,149	665
Client deposits	198	197
Current portion of contingent consideration	1,763	977
Current portion of notes payable and other obligations	14,212	11,127
Total current liabilities	54,562	56,435
Contingent consideration, less current portion	1,232	913
Notes payable and other obligations, less current portion	19,041	57,430
Deferred income tax liabilities, net	11,966	10,905
Total liabilities	86,801	125,683

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 12,461,900 and 10,834,770 shares issued and outstanding as of September 29, 2018 and December 30, 2017, respectively	125	108
Additional paid-in capital	229,989	125,954
Retained earnings	73,232	54,035
Total stockholders’ equity	303,346	180,097
Total liabilities and stockholders’ equity	$390,147	$305,780

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2018	2017	2018	2017

Gross revenues	$104,185	$91,263	$302,737	$239,058

Direct costs (excluding depreciation and amortization):
Salaries and wages	34,475	28,219	98,542	75,235
Sub-consultant services	14,989	12,663	43,349	33,719
Other direct costs	4,747	3,635	13,539	10,276
Total direct costs	54,211	44,517	155,430	119,230

Gross Profit	49,974	46,746	147,307	119,828

Operating Expenses:
Salaries and wages, payroll taxes and benefits	24,897	23,090	76,122	62,847
General and administrative	7,556	7,362	23,348	19,931
Facilities and facilities related	3,490	3,547	10,552	9,162
Depreciation and amortization	4,057	3,788	11,660	9,542
Total operating expenses	40,000	37,787	121,682	101,482

Income from operations	9,974	8,959	25,625	18,346

Interest expense	(451)	(524)	(1,712)	(1,042)

Income before income tax expense	9,523	8,435	23,913	17,304
Income tax expense	(2,238)	(2,523)	(4,716)	(4,803)
Net Income and Comprehensive Income	$7,285	$5,912	$19,197	$12,501

Earnings per share:
Basic	$0.65	$0.58	$1.80	$1.23
Diluted	$0.62	$0.55	$1.71	$1.16

Weighted average common shares outstanding:
Basic	11,256,946	10,211,114	10,686,040	10,155,751
Diluted	11,701,394	10,785,630	11,205,748	10,744,619

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Cash Flows From Operating Activities:
Net income	$19,197	$12,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,660	9,542
Provision for doubtful accounts	843	445
Stock based compensation	4,541	2,743
Change in fair value of contingent consideration	267	56
Loss on disposal property and equipment	-	2
Deferred income taxes	564	320
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	(6,396)	(6,466)
Unbilled receivables	(3,759)	(10,565)
Prepaid expenses and other assets	819	(13)
Accounts payable	(679)	(1,827)
Accrued liabilities	(3,259)	(3,251)
Income taxes payable	(6,713)	(279)
Billings in excess of costs and estimated earnings on uncompleted contracts	485	1,641
Client deposits	-	822
Net cash provided by operating activities	17,570	5,671

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(28,460)	(60,241)
Purchase of property and equipment	(1,582)	(1,591)
Net cash used in investing activities	(30,042)	(61,832)

Cash Flows From Financing Activities:
Proceeds from secondary offering	93,469	-
Proceeds from borrowings from Senior Credit Facility	-	47,000
Payments of borrowings from Senior Credit Facility	(36,500)	(5,000)
Payments on notes payable	(7,410)	(5,360)
Payments of contingent consideration	(728)	(563)
Proceeds from exercise of warrant	1,092	-
Net cash provided by financing activities	49,923	36,077

Net increase (decrease) in Cash and Cash Equivalents	37,451	(20,084)
Cash and cash equivalents – beginning of period	18,751	35,666
Cash and cash equivalents – end of period	$56,202	$15,582

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended
	September 29, 2018	September 30, 2017

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,624	$843
Cash paid for income taxes	$10,696	$4,962

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$1,565	$908
Notes payable and other obligations issued for acquisitions	$8,356	$9,371
Stock issuance for acquisitions	$4,950	$1,746
Capital leases	$2,878	$-
Payment of contingent consideration and other obligations with common stock	$-	$62

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES
(in thousands)
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 29,	September 30,	September 29,	September 30,
		2018	2017	2018	2017
Gross Revenues - GAAP		$104,185	$91,263	$302,737	$239,058
Add:	Intercompany revenues in lieu of sub-consultants	1,309	1,023	3,218	3,385
Total Revenues		$105,494	$92,286	$305,955	$242,443

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GROSS REVENUES TO NET REVENUES
(in thousands)
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 29,	September 30,	September 29,	September 30,
		2018	2017	2018	2017
Gross Revenues - GAAP		$104,185	$91,263	$302,737	$239,058
Less:	Sub-consultant services	(14,989)	(12,663)	(43,349)	(33,719)
	Other direct costs	(4,747)	(3,635)	(13,539)	(10,276)
Net Revenues		$84,449	$74,965	$245,849	$195,063

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO EBITDA
(in thousands)
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 29,	September 30,	September 29,	September 30,
		2018	2017	2018	2017
Net Income		$7,285	$5,912	$19,197	$12,501
Add:	Interest expense	451	524	1,712	1,042
	Income tax expense	2,238	2,523	4,716	4,803
	Depreciation and Amortization	4,057	3,788	11,660	9,542
EBITDA		$14,031	$12,747	$37,285	$27,888

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP EPS TO ADJUSTED EPS
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 29,	September 30,	September 29,	September 30,
		2018	2017	2018	2017

Net Income - per diluted share		$0.62	$0.55	$1.71	$1.16

Per diluted share adjustments:
Add:	Amortization expense of intangible assets	0.26	0.28	0.77	0.70
	Income tax expense	(0.06)	(0.08)	(0.15)	(0.19)
Adjusted EPS		$0.82	$0.75	$2.33	$1.67